HAMPSHIRE GROUP

2014 Annual Meeting of Stockholders
Investor Presentation

June 12, 2014






Cautionary Disclosure Regarding Forward-Looking Statements

This presentation includes statements within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act. Such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, or weather conditions and other risks identified in the Company's filings with the Securities and Exchange Commission, which could cause actual results to differ materially from those anticipated. Such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management's beliefs at the time the prediction is made. Management's beliefs may change over time, and the Company does not undertake to update its predictions.

We define EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization. With respect to our expectations concerning EBITDA in 2014, reconciliation of EBITDA and expectations to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the nature of the estimates we provide for 2014. We expect the variability of these estimates to have a significant, and potentially unpredictable impact on our future GAAP financial results. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2013, and its Form 10-Q for the quarter ended March 31, 2014, and other SEC filings, which advise interested parties of certain factors that affect the Company's business. For a reconciliation of 2013 net loss determined under GAAP to 2013 EBITDA, see Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on March 31, 2014.

Investment Thesis

Turnaround being led by new team with 40% inside ownership and successful track record

Stabilizing multi-year trend of sales declines and operating losses

- Eliminated underperforming brands
- Driving sourcing efficiencies
- Reducing overhead/fixed costs



$270
$220
$170
$120
$70
$20
-$30
$ millions
Sales
Operating Loss
2008
2009
2010
2011
2012
2013

Resulting platform provides operating leverage

Establishing growth trajectory by:

- Adding new brands and licenses
- Expanding existing licenses
- Cultivating new retailer relationships

Expect >$10 mm of y/y EBITDA improvement in 2014

Expect positive EBITDA in 2014 after six consecutive years of losses

HAMPSHIREGROUP

Past	Present	Future
Men's and women's sweaters	Men's sportswear and sweaters; men's and women's t-shirts	Men's and women's sportswear, sweaters and t-shirts
Geoffrey Beene sportswear and sweaters; Joseph Abboud sweaters; women's separates	Dockers tops	Dockers, James Campbell and Gramicci
Domestic customers	Domestic men's	Domestic and international men's and women's
Budget retail and department stores	Department stores	Specialty retail, department stores, clubs, Gramicci ecommerce platform
Inflated expense structure	Reduced overhead	Generate sales growth to leverage platform
Five floors in NY office space	Two floors occupied in NY office space and three floors vacant	One floor of NY office space occupied and four sublet
Six outside directors making $80,000/year in cash on seven-member board	Four outside directors making $40,000 cash or stock on five-member board	Continued alignment of board with stockholders
$10mm+ EBITDA losses	Positive EBITDA	$10mm+ EBITDA in 2016-2017

Hampshire Brands

Designs and markets men's tops under the Dockers® brand to department stores, chain stores and mass retailers including Kohl's, J.C. Penney and Sears

Recent Performance: Sales driven by sell-through and higher pricing, with higher gross margin stemming from sourcing and operating leverage

Recent Developments:

- 2/14 – Acquired James Campbell Brands
- 4/14 – Added Dockers women's domestic and international licenses
- 5/14 – Extended Dockers men's tops license through 2018 and expanded distribution channels
- 6/14 – Agreement in Principle for Gramicci license



DOCKERS



HAMPSHIREGROUP

James Campbell Brands *– acquired 2/14*

JAMES CAMPBELL

- Men's luxury brand sold in better stores with Nordstrom largest customer
- Sales of $8mm(est); margins better than Hampshire's core businesses
- Represents a model for adding owned brands to portfolio



Gramicci *– Agreement in Principle 6/14*

gramicci

- Women's and men's outdoor apparel brand sold in specialty retailers with channel expansion opportunities
- Sales of $8mm(est); margins better than Hampshire's core businesses
- Expect to benefit from Hampshire's sales, sourcing and distribution expertise


LIVE FREE

Rio Garment

Honduras-based apparel manufacturer; designs and manufactures knit tops for men, women and children

Recent Performance: Sales and gross margin hurt by lower volumes resulting from the loss of a large private label program

Customers:

AÉROPOSTALE

Eddie Bauer

FOREVER 21

wet seal

HOT TOPIC

Growth Strategy and Opportunities:

- Add and expand retailer customers
- Fix production inefficiencies



RIO GARMENT
S.A.



HAMPSHIRE GROUP

Outlook

Sales	Down modestly in 2014 reflecting transition in Rio customer mix, then higher in 2015 lifted by incremental sales from expanded Dockers relationship, Rio customer additions, James Campbell, *Gramicci* and new channel opportunities
Gross Margin	Increasing overall, driven by 600 to 800 bps(est) of improvement in the Dockers men's tops business by the end of 2015 as a result of new sourcing arrangements
SG&A	Declining in 2014 and 2015 as a result of reductions in fixed overhead expenses and lower restructuring costs
EBITDA	Breakeven or better in 2014 representing a >$10mm year-over year improvement with continued growth in 2015

Contact Us

Company Representative
Hampshire Group, Limited

Trey Darwin
Chief Financial Officer
864-622-0847
tdarwin@hamp.com

Investor Relations Counsel
The Equity Group Inc.

Fred Buonocore, CFA
Vice President
212-836-9607
fbuonocore@equityny.com

www.hamp.com

HAMPSHIRE GROUP

2014 Annual Meeting of Stockholders Investor Presentation

June 12, 2014




